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                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Bird Environmental Gulf Coast, Inc.:


We consent to the inclusion of our report dated January 20, 1996, with respect to the balance sheets of Bird Environmental Gulf Coast, Inc. as of December 31, 1994 and November 30, 1995, and the related statements of operations, stockholders' equity, and cash flows for year ended December 31, 1994 and the eleven months ended November 30, 1995, which report appears in the Form 8-K/A of GTS Duratek, Inc. dated November 29, 1995.


KPMG PEAT MARWICK LLP


Baltimore, Maryland
February 7, 1996


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